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                                                                 Exhibit 10.2.2

                             AMENDMENT NO. 1 TO THE
                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
                              DEFERRED INCOME PLAN,
                        EFFECTIVE AS OF SEPTEMBER 1, 2000

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      Pursuant to resolutions adopted at a meeting of the Board of Trustees of
Consolidated Edison Company of New York, Inc. duly called and held on January 27, 1997 and to Section 6.02 of the Consolidated Edison Company of New York, Inc. Deferred Income Plan (the "Plan"), the Vice President-Human Resources and Plan Administrator hereby amends the Plan as follows, effective as of September 1, 2000 unless otherwise stated:

1. Section 1.01 is amended by adding the following sentence at the end thereof:

      "Accounts shall also include any other Accounts that may be established by the Plan Administrator from time to time on behalf of a Participant."

2. Section 1.15 is amended by adding the following sentence at the end thereof:

      "Deferred Compensation Agreement shall also include any agreement between the Company and a Participant that provides for deferral of the receipt of compensation by the Participant, contribution of such deferred compensation to the Plan by the Company, and designation by the Participant of his or her preferences with respect to allocation of such deferred compensation among the available Deemed Investment Options."

3. Section 1.29 is amended by changing the designation of paragraph "(e)" to "(f)" and adding a new paragraph (e) to read as follows:

      "(e) such other Eligible Employee who has made a deferral election in a Deferred Compensation Agreement and has had Other Deferral Contributions made to an Other Deferrals Account;".

4.    A new Section 1.43 is added to read as follows:

      "OTHER DEFERRAL CONTRIBUTIONS" shall mean the amount of contributions credited on a Participant's behalf under Section 3.01(i)."

5.    Section 2.01 is amended by deleting the word, "or" at the end of paragraph
      (c), and adding the following before the period at the end of paragraph
      (d):
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      "; or (e) the date the Eligible Employee first has Other Deferral
      Contributions credited on such individual's behalf under the Plan pursuant to Section 3.01(i)."

6.    Section 3.01 is amended by changing the words "paragraphs (a), (b), (c),
      (d), (e) and (f) below" in the first sentence to read "paragraphs (a),
      (b), (c), (d), (e), (f) and (i) below" and by inserting a new paragraph
      (i) after paragraph (h) to read as follows:

      "(i) OTHER DEFERRAL CONTRIBUTIONS

      The amount of Other Deferral Contributions for a Plan Year shall be equal to the amount of Other Deferral Contributions that are contributed by the Company to an Other Deferrals Account established by the Plan Administrator on behalf of a Participant pursuant to a Deferred Compensation Agreement."

7.    Paragraph (a) of Section 3.03 is hereby amended to read as follows:

      "(a) A Participant shall at all times be fully vested in the Participant's Basic Salary Deferral Account, Supplemental Salary Deferral Account, Mandatory Bonus Deferral Account, Optional Bonus Deferral Account (including amounts transferred from the Executive Incentive Plan) and Other Deferrals Account."

8. Paragraph (a)(i) of Section 4.01 is hereby amended by adding at the end thereof immediately preceding the semi-colon the following:

      ", and in accordance with the Participant's election in the applicable Deferred Compensation Agreement, with respect to payment of a Participant's Other Deferrals Account attributable to Other Deferral Contributions made on the Participant's behalf and earnings thereon".

9. Paragraph (b) of Section 4.01 is hereby amended to read as follows in its entirety:

      "(b)(i) Notwithstanding the provisions of paragraph (a) above, a Participant who has not terminated employment with the Company and Affiliated Companies may make an irrevocable election at any time to accelerate payment of all of his or her Supplemental Salary Deferral Account, Mandatory Bonus Deferral Account, Optional Bonus Deferral Account and Other Deferrals Account to a date prior to the date such Accounts would otherwise have been payable pursuant to paragraph (a) above or paragraph (b)(iii) below. Such payment shall be made in a single lump sum, as soon as administratively practicable after such election, and shall equal the entire value of his or her Supplemental Salary Deferral Account,


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      Mandatory Bonus Deferral Account, Optional Bonus Deferral Account and
      Other Deferrals Account as of the date of such distribution, reduced by the prime rate as published in the Wall Street Journal as of the date of distribution plus 100 basis points.

      (ii) Except as provided in Section 4.02(c) or Section 4.03, payment of a Participant's Basic Salary Deferral Account and Company Contributions Account shall not be made before the Participant's termination of employment.

      (iii) Notwithstanding the provisions of paragraph (a) above, a Participant who has not terminated employment with the Company and Affiliated Companies may make a new election to defer payment of his or her Supplemental Salary Deferral Account, Mandatory Bonus Deferral Account, Optional Bonus Deferral Account or Other Deferrals Account to a date later than the date any such Account would otherwise have been payable pursuant to an existing election; provided, that for any such new election to be effective, a full calendar year must pass between the calendar year in which the new election is made and the calendar year in which the payment under the election being changed was to have been made."

10. Effective January 1, 2001, Paragraph (c) of Section 4.01 is hereby amended to read as follows in its entirety:

      "(c) Except as provided in Section 4.02(c) or Section 4.03, payment of a Participant's Accounts payable on account of the Participant's termination of employment with the Company and Affiliated Companies shall commence as follows:

            (i) if payment of a Participant's Accounts is to be made in the form of a lump sum, such payment shall be made as soon as administratively practicable after the Participant's termination of employment with the Company and Affiliated Companies or after the first day of the month not later than the tenth calendar year following the Participant's termination of employment specified by the Participant in a form designated by the Plan Administrator for such purpose; or

            (ii) if payment of a Participant's Accounts is to be made in the form of installments pursuant to the Participant's election in accordance with Section 4.02(b), such payments shall commence as soon as administratively practicable after the January 1 not later than the tenth January 1 following the Participant's termination of employment with the Company and Affiliated Companies specified by the Participant in a form designated for such purpose by the Plan Administrator."


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11.   Effective January 1, 2001, Section 4.02(b)(iii) is amended to read as follows in its entirety:

     "(iii) If a Participant's total Accounts balance exceeds $25,000, a Participant may elect that payment of the Participant's Accounts payable on account of such Participant's termination of employment with the Company or an Affiliated Company, including Executive Incentive Plan transfers, be made in the form of annual cash installments for a period of years, not to exceed fifteen, in lieu of a single lump sum. A Participant may revoke such election, or may designate a different installment period, not to exceed fifteen years, by duly completing, executing and filing such election, revocation, or change of installment period with the Plan Administrator. Such election, or the revocation of such election, or the designation of a different installment period, shall be made by the Participant on a form designated by the Plan Administrator for such purpose; provided, however, for any such election, revocation or change of installment period to be effective, a full calendar year must pass between the calendar year during which the Participant duly makes such election, revocation or change of period and the calendar year in which the payment under the election being changed was to have been made. If a full calendar year does not pass between the calendar year in which the Participant makes the new election and the calendar year in which the payment under the initial election was to have been made because of the Participant's termination of employment as a result of a transaction initiated by the Company, such as a sale of corporate assets, the Participant's new election shall nevertheless be given effect.

      (iv) During an installment payment period, the Participant's Accounts shall continue to be credited with earnings, gains and losses as provided in Section 3.02. The first installment shall be made as soon as administratively practicable following the January 1 coincident with or next following the Participant's termination of employment with the Company or an Affiliated Company. Subsequent installments, if any, shall be paid as soon as practicable following the beginning of the following calendar year and each subsequent year of the installment period. The amount of each installment shall equal the sum of the balance in the Participant's Accounts as of the Valuation Date coincident with or immediately preceding the date of such installment's distribution divided by the number of remaining installments (including the installment being determined)."

12. Paragraph (b) of Section 6.03 is hereby amended by inserting the words, "Other Deferral Contributions," after the words, "Optional Bonus Deferral Contributions,".


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13.   A new Section 6.11 is added to read as follows:

      "ADOPTION BY AFFILIATED COMPANIES

      (a) Any Affiliated Company may adopt this Plan with the consent of the Company. Upon the effective date of the Plan with respect to an Affiliated Company that adopts the Plan, such adopting Affiliated Company delegates all fiduciary and administrative responsibilities (including the appointment and removal of fiduciaries) under the Plan to the Company, the Chief Executive Officer of the Company and the Plan Administrator of the Plan.

      (b) Any Affiliated Company that has adopted the Plan may withdraw its adoption of the Plan at any time without affecting other Participants in the Plan by delivering to the Plan Administrator a certified copy of resolutions of the board of directors of the Affiliated Company to that effect. The Company may, in its absolute discretion, terminate the participation in the Plan of any Affiliated Company at any time such Affiliated Company fails to discharge its obligations under the Plan.

      (c) Any grantor trust established pursuant to Section 6.01(b) of the Plan may provide that separate sub-trusts shall be created to fund the benefits of the Participants of each Affiliated Company that has adopted the Plan, that assets held in a sub-trust with respect to the obligations of an Affiliated Company shall be available only to satisfy the liabilities of such Affiliated Company under the Plan and that any assets held in a sub-trust with respect to the obligations of an Affiliated Company under the Plan will be subject to the claims of only that Affiliated Company's general creditors under federal and state law in the event of such Affiliated Company's insolvency."

      IN WITNESS WHEREOF, Consolidated Edison Company of New York, Inc. has caused this instrument to be executed by its duly authorized officer this 27th day of December, 2000.


                                          By    /s/ Richard P. Cowie
                                                --------------------
                                                Richard P. Cowie
                                                Vice President-Human
                                                Resources and Plan
                                                Administrator


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